Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-1 (No. 333-211915), Forms S-3 (Nos. 333-189500, 333-190050, 333-193718, 333-197766, 333-198238, 333-206271, and 333-215985), and Forms S-8 (Nos. 333-153642, 333-186722, 333-193663, and 333-208106) of Real Goods Solar, Inc., of our report dated March 9, 2017 relating to our audits of the consolidated financial statements, which appears in this Annual Report on Form 10-K for the year ended December 31, 2016.

/s/Hein & Associates LLP

Denver, Colorado
March 9, 2017